Exhibit 99.1

Majesco and Subsidiaries

Consolidated Statements of Operations (Unaudited)
(All amounts are in thousands of US Dollars except per share data and as stated otherwise)

	Three months ended March 31, 2020	Three months ended March 31, 2019	Twelve months ended March 31, 2020	Twelve months Ended March 31, 2019
Revenue	$37,911	$37,190	$146,445	$141,307
Cost of revenue	19,674	19,140	74,804	72,480
Gross profit	$18,237	$18,050	$71,641	$68,827

Operating expenses
Research and development expenses	$4,429	$5,018	$19,068	$19,399
Selling, general and administrative expenses	10,611	10,659	42,340	39,702
Exceptional Item – M&A Expenses	725	2	725	444
Total operating expenses	$15,765	$15,679	$62,133	$59,545
Income/(Loss) from operations	$2,472	$2,371	$9,508	$9,282
Interest income	125	72	616	104
Interest expense	(81)	(108)	(350)	(450)
Gain on reversal of accrued contingent liability	1,473	—	2,832	835
Other income (expenses), net	647	(112)	1,225	441
Income /(Loss) before provision for income taxes	$4,636	$2,223	$13,831	$10,212
(Benefit)/Provision for income taxes	1,021	1,004	4,151	3,547
Net Income/(Loss)	$3,615	$1,219	$9,680	$6,665

Earnings (Loss) per share:
Basic	$0.08	$0.03	$0.22	$0.19
Diluted	$0.08	$0.03	$0.21	$0.18

Weighted average number of common shares outstanding
Basic	43,250,530	38,972,051	43,056,910	37,209,999
Diluted	45,087,888	41,216,279	45,258,965	39,273,605

Majesco and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(All amounts are in thousands of U.S. Dollars except per share data and as stated otherwise)

	March 31, 2020	March 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,240	$11,329
Short term investments	16,173	28,108
Restricted cash	39	43
Accounts receivables, net	26,156	17,366
Unbilled accounts receivable	16,118	17,916
Prepaid expenses and other current assets	7,266	15,598
Total current assets	100,992	90,360
Property and equipment, net	2,132	3,026
Operating lease right-of-use asset, net	2,977	—
Intangible assets, net	9,531	12,969
Deferred income tax assets	8,162	7,816
Unbilled accounts receivable	847	543
Other assets	1,745	489
Goodwill	32,981	34,145
Total Assets	$159,367	$149,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Software hire purchase obligation	—	—
Short term debt	25	442
Current maturities of long-term borrowings	—	—
Accounts payable	4,159	2,327
Operating lease right-of-use liability	1,428	—
Accrued expenses and other liabilities	22,599	34,871
Deferred revenue	20,553	10,988
Total current liabilities	48,764	48,628
Long term debt	—	—
Vehicle loan	68	109
Operating lease right-of-use liability, net of current portion	1,580	—
Other	2,342	4,040
Total Liabilities	$52,754	$52,777

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.002 per share – 50,000,000 shares authorized as of March 31, 2020 and March 31, 2019, and no shares issued and outstanding as of March 31, 2020 and March 31, 2019	—	—
Common stock, par value $0.002 per share – 450,000,000 shares authorized as of March 31, 2020 and March 31, 2019; 43,285,428 shares issued and outstanding as of March 31, 2020 and 42,846,273 as of March 31, 2019	$87	$86
Additional paid-in capital	126,643	122,163
Accumulated deficit	(16,385)	(26,499)
Accumulated other comprehensive income	(3,732)	(412)
Non-Controlling Interest	—	1,233
Total equity of common stockholder	106,613	95,571
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$159,367	$149,348

Majesco and Subsidiaries

Reconciliation of U.S. GAAP Net Income to EBITDA and Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
(U.S. dollars; in thousands):	2020	2019	2020	2019
Net Income (Loss)	$3,615	$1,219	9,680	$6,665

Add:

Provision (benefit) for income taxes	1,021	1,004	4,151	3,547
Depreciation and amortization	1,203	1,272	4,846	4,347

Interest expense	81	108	350	450

Less:

Interest income	(125)	(72)	(616)	(104)
Other income (expenses), net	(647)	112	(1,225)	(441)
EBITDA	$5,148	$3,643	$17,186	$14,464

Add:

Exceptional Items – M&A Costs	725	2	725	444
Stock based compensation	714	765	2,884	2,944
Reversal of accrual for contingent liability	(1,473)	—	(2,832)	(835)

Adjusted EBITDA	$5,114	$4,410	$17,963	$17,017

Revenue	37,911	37,190	146,445	141,307
Adjusted EBITDA as a % of Revenue	13.49%	11.86%	12.27%	12.04%

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